UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2016

Piedmont Office Realty Trust, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34626

Maryland	58-2328421
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

11695 Johns Creek Parkway
Suite 350
Johns Creek, GA 30097-1523
(Address of principal executive offices, including zip code)

770-418-8800
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 12, 2016, Piedmont Office Realty Trust, Inc. (the "Registrant") held its annual meeting of stockholders in Alpharetta, Georgia. Proxies for the meeting were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended.

The following matters were submitted to a vote of the stockholders:

The Registrant’s stockholders elected the following individuals to its board of directors for one-year terms expiring in 2017:

Name	Number of Shares Voted For	Number of Shares Withheld	Broker Non-Votes
Kelly H. Barrett	106,514,101	753,474	19,006,089
Michael R. Buchanan	105,943,241	1,324,334	19,006,089
Wesley E. Cantrell	106,593,098	674,034	19,006,089
Barbara B. Lang	106,591,612	675,963	19,006,089
Frank C. McDowell	106,629,619	637,556	19,006,089
Donald A. Miller, CFA	106,652,800	614,775	19,006,089
Raymon G. Milnes, Jr.	106,666,494	601,081	19,006,089
Jeffery L. Swope	106,662,447	605,128	19,006,089
Dale H. Taysom	106,665,033	602,542	19,006,089

The Registrant’s stockholders voted to ratify the appointment of Ernst and Young, LLP, as independent registered public accountants for 2016, as follows:

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstained
124,875,815	959,756	438,093

The Registrant's stockholders voted to approve, on an advisory basis, the compensation of the named executive officers as disclosed in the proxy statement as follows:

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstained	Broker Non-Votes
104,177,417	2,278,381	811,776	19,006,089

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Piedmont Office Realty Trust, Inc.

Date: May 12, 2016	By:	/s/ Robert E. Bowers
Robert E. Bowers
Chief Financial Officer and Executive Vice President